Exhibit 99.1

Denali Concrete Management Inc. announces its effective name change to OphthaliX Inc. On February 1, 2012, OphthaliX's trading symbol will change from DCMG to OPLI.

Carson City, Nevada, January 31, 2012 – Denali Concrete Management Inc. (OTCBB: DCMG) announced today that on January 25, 2012, the certificate of amendment filed with the Nevada Secretary of State changing the name of the Company from Denali Concrete Management Inc. to OphthaliX Inc. went effective. Furthermore, effective as of February 1, 2012, the Company’s trading symbol will change from DCMG to OPLI.

Contact:

Pnina Fishman, Interim Chief Executive Officer

Tel: +972-3-9241114